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                                                             EXHIBIT 23.12

                        CONSENT OF MAHMOOD KHIMJI

  I hereby consent to being named a proposed director of MeriStar Hospitality Corporation and to the use of my name wherever it appears in the Registration Statement filed by American General Hospitality Corporation ("AGH") in Form S-4 and the Joint Proxy Statement/Prospectus for AGH and CapStar Hotel Company, which forms a part of the Registration Statement, and any amendments thereto.

Dated: May 18, 1998
                                                  /s/ Mahmood Khimji

                                          By:
                                            -----------------------------------

                                                    Mahmood Khimji